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                                                                    EXHIBIT 3.48

                             OPERATING AGREEMENT OF
                           CENTRAL LOUSIANA WASTE LLC

     This OPERATING AGREEMENT (this "Agreement") is entered into as of February 1, 1996, by and among EDWARD L. KRIELOW, CARL J. KRIELOW, and WILLIAM
J. KRIELOW.

     WHEREAS, pursuant to Articles of Organization filed with the office of the Secretary of State of Louisiana on May 22, 1995 (the "Articles"), the parties hereto formed Central Louisiana Waste LLC (the "Company'), as a Louisiana limited liability company pursuant to the provisions of the Louisiana Limited Liability Company Act (the "Act"); and

     WHEREAS, the parties hereto desire to enter into this Agreement to set forth their respective rights and responsibilities with respect to the governance, financing and operation of the Company.

     NOW, THEREFORE, for the reasons described above, and in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE 1. THE COMPANY

     1.1.   FORMATION. The Company was formed upon the filing the Articles.

     1.2. COMPANY NAME. The name of the Company is Central Louisiana Waste LLC, and all business of the Company shall be conducted in that name.

     1.3. PURPOSES. The purposes of the Company are provided for in Article 2 of the Articles of Organization.

     1.4. LIMITED RELATIONSHIP. The Company exists only for the purpose specified in Section 1.3 above. This Agreement does not and shall not be construed to create a partnership relationship among the parties with respect to any activities other than those specified in Section 1.3. No Member shall have any authority to bind another Member except as specifically provided in this Agreement.

     1.5. DUTY OF LOYALTY. Except as expressly provided herein, this Agreement shall not in any way restrict the freedom of any Member to conduct any other business or activity whatsoever without accountability or liability to the Company or any Member.

     1.6. AUTHORIZED ACTS. In furtherance of its purposes, but subject to every other provision of this Agreement, the Company is authorized to:

            (a) acquire by purchase, lease, or otherwise any real or personal property, tangible and intangible, that may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

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            (b)    construct, operate, maintain, finance, improve, own, sell, convey, assign, mortgage, or lease, any real or personal property, tangible and intangible, as may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

            (c) borrow money and issue evidence of indebtedness in furtherance of any purpose of the Company and to secure the same by a mortgage, pledge, security interest, or other lien on any property of the Company;

            (d) prepay, as a whole or in part, refinance, recast, increase, renew, modify, or extend any indebtedness of the Company and, in connection therewith, extend, renew, or modify any mortgage, pledge, security interest, or other lien affecting any property of the Company;

            (e) loan money or other assets of the Company with or without security;

            (f) invest and reinvest the assets of the Company in, and purchase, acquire, hold, sell, transfer, exchange and vote, securities of all kinds whatsoever; and

            (g) enter into any activity and to perform and effectuate any contract in connection with, or necessary or incidental to, the accomplishment of the purposes of the Company.

     1.7. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be 510 N. Cutting Ave., Jennings, Louisiana 70546. Additional places of business may be located elsewhere, within or without the State of Louisiana.

     1.8. TERM. The term of the Company commenced on the date on which the Articles were filed with the office of the Secretary of State of Louisiana in accordance with the Act, and shall continue until terminated, in accordance with the Act and this Agreement.

     1.9. AGENT FOR SERVICE OF PROCESS. The registered agent for service of process on the Company shall be Edward L. Krielow, or any successor thereto as may be hereafter appointed by the Members in accordance with the Act. The registered office of the Company in the State of Louisiana is located at 510 N. Cutting Ave., Jennings, Louisiana 70546.

     1.10. DEFINITIONS the term "Affiliate" with respect to a Member shall mean any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Member;

            (a) the term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time;

            (b) the term "Member" shall mean any person or entity who is listed as a Member of the Company on Schedule A attached hereto, as that schedule may be amended from time to time, and who has been admitted as a Member of the Company pursuant to the terms and conditions of this Agreement; the initial Members of the Company are Edward L. Krielow,
     Carl J. Krielow and William J. Krielow;

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            (c)    the term "Membership Interest" with respect to a Member shall mean the capital units identified on Schedule A attached hereto, as that schedule may be amended from time to time;

            (d) the term "Permitted Assignment" shall mean any sale, assignment, exchange, transfer, mortgage, pledge or other disposition of all or any portion of a Member's interest in the Company that is permitted pursuant to Section 9.1 of this Agreement and Article 7 of the Articles of Organization;

            (e) the term "Profits" or "Losses" shall mean the net income or net loss of the Company, as determined in accordance with generally accepted accounting principles; the term "Profits" or "Losses" for tax purposes shall mean the income or loss of the Company for federal income tax purposes determined as of the close of the Company's fiscal year, including, without limitation, each item of Company income, gain, loss, deduction or credit; and

            (f) the term "Treasury Regulations" shall mean final or temporary regulations issued by the United States Treasury Department pursuant to Title 26 of the United States Code, or any successor statute, as such regulations may be amended from time to time.

                     ARTICLE 2. CAPITAL CONTRIBUTIONS; LOANS

     2.1. INITIAL CAPITAL CONTRIBUTIONS. The amounts of the initial capital contributions of the Members are set forth on Schedule A attached hereto.

     2.2. ADDITIONAL CAPITAL CONTRIBUTIONS. No Member shall be required to make any other capital contributions to the Company. However, new members will be allowed to contribute additional capital and will be issued a certificate of capital units representing their contribution. The per-unit price of these capital units will be determined by unanimous concurrence of the Manager(s).

     2.3. RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, or with the unanimous consent of the Manger(s), no Member shall be entitled to the return of any part of such Member's capital contribution. The Company shall not pay interest on capital contributions, and under circumstances requiring or permitting a return of a Member's capital contribution, such Member may demand and receive only cash in return for its capital contribution unless unanimous concurrence of the Manager(s) determine to distribute property in kind.

     2.4. LOANS. Any person may, with the consent of a majority in interest of the Manger(s), lend or advance money to the Company. If any Member makes any loan or loans to the Company or advances money on its behalf, the amount of such loan or advance shall not be treated as a capital contribution but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member shall be evidenced by a promissory note of the Company; shall be repayable out of the cash of the Company; shall bear interest at such rate as the Manager(s) and the lending Member shall agree, which shall not be in excess of the maximum lawful rate permitted under governing law; and may be subject to such other terms

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and conditions as are agreed to by the Manager(s) and the lending Member. None of the Members shall be obligated to make any loan or advance to the Company.

                     ARTICLE 3. DISTRIBUTIONS BY THE COMPANY

     3.1. TAX DISTRIBUTIONS. On or before April 1 of each year, the Company shall make a cash distribution to each Member equal to forty percent (40%) of such Member's allocable share of the Profits (if any) of the Company for the twelve (12) month period ending on December 31 of the preceding year.

     3.2. OTHER DISTRIBUTIONS. Distributions from the Company to the Members, other than distributions pursuant to Section 3.1, above, and distributions in liquidation of the Company or of the interest of a Member, shall be made at such times and in such amounts as may be determined by unanimous concurrence of the Manager(s). Any distributions pursuant to this Section 3.2 shall be made pro rata in accordance with the Members' respective capital units.

                           ARTICLE 4. TAX ALLOCATIONS

     4.1. CAPITAL ACCOUNT. A capital account shall be maintained for each Member in accordance with the capital account maintenance rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations. In the event of any inconsistency between the terms of this Agreement and the capital account maintenance rules of
Section 1.704-1(b)(2)(iv) of the Treasury Regulations, the requirements of the Treasury Regulations shall control.

     4.2. ALLOCATION OF OPERATING PROFITS OR LOSSES. The Operating Profits or Losses of the Company for any fiscal year shall be allocated among the Members in proportion to the capital units owned by each member to the total capital units outstanding. This allocation shall be made on a "daily weighted-average" basis.

     4.3. ALLOCATION OF GAINS AND/OR LOSSES FROM THE SALE OF COMPANY ASSETS. After giving effect to any special allocations required by Section 4.4 of this Agreement required by Section 704 of the Code or the Treasury Regulations issued pursuant thereto, Gains and/or Losses from the sale of Company assets will be allocated on the date of sale in proportion to the capital units owned by each member to the total capital units outstanding on that date.

     4.4. TAX ALLOCATIONS: CODE SECTION 704(c). For income tax purposes, any item of income, gain, loss, deduction or credit with respect to any property (other than money) that has been contributed by a Member to the capital of the Company and which is required to be allocated to the Members for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution, shall be allocated to the Members for income tax purposes in the manner required by such Code provision and the Treasury Regulations promulgated thereunder. Any elections or other decisions relating to such allocations shall be made by unanimous concurrence of the Manager(s) in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's capital account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

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     4.5.   TAX ELECTIONS. Except as otherwise provided in this Article 4, all elections required or permitted to be made by the Company under the Code shall be made as determined by unanimous concurrence of the Manager(s).

                              ARTICLE 5. MANAGEMENT

     5.1. POWER AND AUTHORITY OF THE MEMBERS. The Members shall have the sole and exclusive right to manage the business of the Company through its Manager(s) which shall be elected by a majority vote of the Members. Each Member will be allowed to cast one vote for every capital unit owned on the date of any action requiring a vote of the Members. Any action by or on behalf of the Company shall require the unanimous concurrence of the Manager(s).

     5.2. SERVICE OF MEMBERS; EXPENSE REIMBURSEMENT. The Members shall devote whatever time and effort may be necessary or appropriate to the business and affairs of the Company. The Company shall promptly reimburse the Members for any and all costs and expenses reasonably incurred by them in connection with the business of the Company with the unanimous concurrence of the Manager(s).

     5.3. TRANSACTIONS WITH MEMBERS AND AFFILIATES. The Company is hereby expressly authorized to enter into arrangements, contracts or agreements with any Member or any Affiliate of a Member, provided that such arrangements, contracts or agreements are necessary or beneficial to the operation of the Company's business and are no less favorable to the Company than similar arrangements, contracts or agreements that are available to the Company on an arm's-length basis.

     5.4.   CERTIFICATE OF AUTHORITY.

            (a) Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by a majority in interest of Members as to (i) the identity of any Member; (ii) the existence or absence of any fact or facts which constitute a condition precedent to acts by the Members or which are in any other manner germane to the affairs of the Company, (iii) the persons who are authorized to execute and deliver any document or instrument of or on behalf of the Company; or (iv) any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

            (b) All property of the Company shall be acquired in the Company's name and any deed, mortgage, lease, bill of sale, security agreement, pledge, contract, or other instrument or commitment purporting to convey or encumber any of the property that is acquired in the Company's name, or any interest therein, whether now or subsequently owned or leased at any time by the Company, must be signed by all Managers) and no other signature(s) shall be required. No person shall be required to inquire into the authority of any person to sign any document pursuant to the provisions of this Section 5.4(b).

     5.5. BANK ACCOUNTS. All Company funds shall be deposited in its name in one or more bank accounts or brokerage accounts in such financial institutions as unanimous concurrence of the Manager(s) may determine. Withdrawals from the bank accounts shall be

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made only in the ordinary course of the Company's business on the signature of a duly authorized Manager of the Company.

     5.6.   INDEMNIFICATION RIGHTS OF THE MEMBERS.

            (a) The Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Company's property) shall indemnify, save harmless, and pay all judgments and claims against a Member relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Member in connection with the business of the Company, including attorneys' fees incurred by such Member, in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities law (including the Securities Act of 1933, as amended) as permitted by law.

            (b) Notwithstanding the provisions of Sections 5.6(a) hereof, no Member shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

                         ARTICLE 6. MEETINGS OF MEMBERS

     6.1. SPECIAL MEETINGS. Special meetings of the Members may be called by any Member. Only business within the purpose or purposes described in the notice required by paragraph 6.2 of these regulations may be conducted at a special meeting of the Members.

     6.2. NOTICE OF MEETINGS. A written notice of each special meeting of the Members shall be given by Member(s) calling such meeting to each Member entitled to vote at the meeting at the address of each Member reflected in the records of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall state the date, time and place of the meeting and the purpose or purposes for which the meeting is called. All expenses of the voting and such notice shall be paid by the Company.

     6.3. WAIVER OF NOTICE. Members may waive notice of a meeting before or after the date and time specified in the written notice of meeting. All waivers of notice must be in writing, be signed by the Member entitled to the notice and be delivered to the Company for inclusion in the appropriate records. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

     6.4. VOTING. Except as otherwise provided in this Agreement, action on a matter shall be approved if a majority of capital units of the Members vote in favor of the action.

     6.5. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered to the Company by a majority vote of capital units of the Members. Within ten (10) days after any such action is authorized by written consent, the Company shall notify the Members who did not consent of the action taken.

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                              ARTICLE 7. ACCOUNTING

     7.1. BOOKS OF ACCOUNT. At all times during the existence of the Company, the Company shall maintain the following records: (a) full and true books of account of the Company, which shall be maintained on a cash or accrual basis, as unanimous concurrence of the Manager(s) shall ember shall determine; (b) a current list of the full names and last-known business addresses of all Members;
(c) a copy of the Articles of Organization of the Company and all certificates of amendment thereto, together with executed copies of powers of attorney (if any) pursuant to which they were signed; (d) a copy of all of the Company's federal, state, and local income tax returns and reports for the three most recent years; and (e) a copy of this Agreement and all amendments hereto, and all financial statements of the Company for the three most recent years.

     7.2. INSPECTION. All records of the Company shall be maintained at the Company's principal office and are subject to inspection and copying during ordinary business hours at the reasonable request, and at the expense, of any Member.

     7.3. FINANCIAL STATEMENTS. After the termination of each calendar year of the Company, the certified public accounting firm engaged by the Company shall prepare an unaudited balance sheet and income statement for the calendar year, and copies thereof shall be sent to each Member, provided, however, that each Member shall have the option of requesting, at such Member's expense, such certified public accounting firm to perform an annual audit of the Company's books and records. Except as set forth in this Section 7.3, the Company shall pay the costs and fees for the preparation of the balance sheets and income statements.

     7.4. INCOME TAX RETURNS. The Company shall cause income tax returns for the Company to be prepared and filed with the appropriate authorities and the Company shall also cause such other reports as may be required by other governmental authorities, to be prepared, filed, and distributed as required.

     7.5. COSTS OF PREPARATION. Except as otherwise provided in Section 7.3 of this Agreement, the preparation of all Company books, records, accounts, and reports shall be at the expense of the Company.

     7.6. FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

                         ARTICLE 8. TAX MATTERS PARTNER

     8.1. DESIGNATION. The Manager(s) shall have the authority to designate the Member who shall act as "Tax Matters Partner" for purposes of Section 6231 of the Code, and the Treasury Regulations promulgated thereunder. Edward L. Krielow shall be the Tax Matters Partner unless and until his successor is so appointed.

     8.2. INDEMNITY. The Company shall indemnify the Tax Matters Partner (including the officers and directors of a corporate Tax Matters Partner) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by it or them in any civil, criminal or investigative proceeding in which it or they are involved or threatened to be involved by reason of being the Tax Matters Partner, provided that the Tax Matters Partner acted

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in good faith, within what it reasonably believed to be in the best interests of the Company or the Members. The Tax Matters Partner shall not be indemnified under this provision against any liability to the Company or the Members to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the Members, or otherwise.

     8.3. COUNSEL. The Tax Matters Partner may employ tax counsel to represent the Company in connection with any tax audit or investigation of the Company and any administrative or judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be a Company expense and shall be paid by the Company.

                 ARTICLE 9. ASSIGNMENTS OF MEMBERSHIP INTERESTS

     9.1. RESTRICTIONS ON ASSIGNMENTS. No Member may directly or indirectly sell, assign, gift, exchange, transfer, mortgage, pledge or otherwise dispose of all or any part of its interest in the Company without the unanimous concurrence of the Manager(s). Except as otherwise provided in this Section 9.1, no Member shall attempt or effect an assignment of all or any portion of such Member's interest in the Company. Any assignment or attempted assignment in violation of the preceding sentence shall be null and void.

     9.2. ADMISSION OF SUBSTITUTE MEMBER. A person shall be admitted as a substitute member of the Company if, and only if: (a) such person received an interest in the Company pursuant to a Permitted Assignment, and (b) such person agrees to be bound by the terms and provisions of this Agreement by acceptance of a certificate representing one or more capital units registered in their name on the books and records of the Company.

     9.3. ADMISSION OF ADDITIONAL MEMBER. A person shall be admitted as an additional member of the Company if, and only if (a) the Manger(s) unanimously consent to the admission of such person as an additional member of the Company; and (b) such person agrees to be bound by the terns and provisions of this Agreement by acceptance of a certificate representing one or more capital units registered in their name on the books and records of the Company.

     9.4. RIGHTS OF ASSIGNEE. Except as otherwise required by Louisiana law, unless and until an assignee or other successor to an interest in the Company interest is admitted as a Member of the Company pursuant to the terms and conditions of this Article 9, such person shall not be entitled to participate in the management or administration of the Company's business or affairs, to receive any information or account of Company transactions, or to inspect the Company's books.

     9.5. AVOCATIONS AND DISTRIBUTIONS AFTER ASSIGNMENT. If a Permitted Assignment of an interest in the Company occurs during any fiscal year of the Company, Profits, Losses, each item thereof, and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the fiscal year in accordance with Code Section 706(d), using any conventions permitted by law and selected by unanimous concurrence of the Manager(s). All distributions on

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or before the date of a Permitted Assignment shall be made to the transferor, and all distributions thereafter shall be made to the transferee. If a transfer of an interest in the Company is not a Permitted Assignment pursuant to the terms of this Article 9, then all of such items shall be allocated, and all distributions shall be made, to the person who, according to the books and records of the Company, on the last day of the fiscal year during which the transfer occurs, was the owner of the interest in the Company. The Company and its Members shall incur no liability for making allocations and distributions in accordance with the provisions of this Section 9.5, whether or not the Company or any Member has knowledge of any transfer of ownership of any interest in the Company.

     9.6. AMENDMENT OF SCHEDULE A. The Company shall amend Schedule A attached hereto from time to time to reflect the admission or substitution of any Member.

                             ARTICLE 10. WITHDRAWAL

Upon the withdrawal of a Member, the withdrawing Member shall be entitled to those rights to allocations and distributions with respect to its interest in the Company which are provided for in the Act or this Agreement; provided, however, that such Member shall not be entitled to receive the balance of his or her capital account as of the date of such Member's withdrawal.

                             ARTICLE 11. DISSOLUTION

     11.1. LIQUIDATING EVENTS. The Company shall dissolve and terminate in accordance with Article 8 of the Articles of Organization.

     11.2. WINDING UP AND DISTRIBUTION OF PROPERTY. Upon the occurrence of a liquidating event, the Company promptly shall commence to wind up its affairs. To the extent not inconsistent with the foregoing, all covenants and obligations, including provisions as to allocations and distributions, shall continue in full force and effect until such time as the Company's assets have been distributed pursuant to this Section 11.2 and the Company's certificate of organization has been canceled in accordance with the Act. The net proceeds from liquidation of the Company's assets pursuant to its dissolution and termination shall be distributed in the following proportions and order of priority:

     FIRST: to pay all of the liabilities of the Company, including liabilities to Members who are creditors of the Company, in the order of priority required by applicable law;

     SECOND: to establish any reserves necessary for any unpaid, future, or contingent liabilities or obligations of the Company, as reasonably determined by unanimous concurrence of the Manager(s); and

     THIRD: to the Members in accordance with the positive balances of their capital accounts, as adjusted by taking into account all capital account adjustments for the Company's taxable year during which the dissolution occurs and in accordance with Section 1.704-1(b) of the Treasury Regulations.

     11.3. COMPLIANCE WITH CERTAIN REQUIREMENTS OF THE TREASURY REGULATIONS; NEGATIVE CAPITAL ACCOUNTS. In the event the Company is "liquidated" within the meaning of

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Treasury Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 11 to the Members who have positive capital accounts balances in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations. If any Member has a negative capital account balance (after giving effect to all contributions, distributions and allocations for all fiscal years, including the fiscal year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such negative capital account balance, and such negative capital account balance shall not be considered a debt owed to the Company, to any Member or to any other person for any purpose whatsoever.

                         ARTICLE 12. GENERAL PROVISIONS

     12.1. GOVERNING LAW; VENUE. The laws of the State of Louisiana, excluding its choice of law provisions if such laws would result in the application of laws other than the laws of the State of Louisiana, shall govern any disputes among the Members, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members. The forum selected for any proceeding or suit related to a dispute among the Members or related to this Agreement shall be in a federal or state court of competent jurisdiction located in Calcasieu Parish, Louisiana for federal matters and Jefferson Davis Parish, Louisiana for state matters. The Members each consent to said courts' personal jurisdiction over them, and waive any defense, whether asserted by motion or pleading, that Calcasieu Parish, Louisiana and Jefferson Davis Parish, Louisiana is an improper or inconvenient venue.

     12.2. FURTHER ACTION. Each Member agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

     12.3. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended or may be construed to confer upon, or to grant to, any person (other than the Members and their legal and personal representatives, heirs, successors, and permitted assignees) any right, remedy, or claim under or because of this Agreement or any covenant, condition, or stipulation of it.

     12.4. BINDING EFFECT; COUNTERPARTS. The covenants and agreements contained in this Agreement shall be binding on, and shall inure to the benefit of, the legal and personal representatives, heirs, successors, and permitted assignees of the Members. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     12.5. COMPLETE AGREEMENT; MODIFICATION. This Agreement contains the final, complete, and exclusive expression of the understanding among the Members with respect to the Company, and supersedes any prior or contemporaneous agreement or representation, oral or written, by any of them. This Agreement may be modified or amended only by an agreement in writing signed by or on behalf of all of the Members.

     12.6. NOTICES. Any notice permitted or required hereunder shall be given in writing, and shall be deemed to have been duly given (a) when delivered or when deposited in a United

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States postal service letter box for mailing by first class mail, postage prepaid, certified mail, with return receipt requested (regardless of whether the return receipt is subsequently received), (b) one business day after deposited with a nationally recognized courier service for overnight delivery or
(c) when sent prior to 5:00 PM by facsimile (or on the succeeding day if sent by facsimile after 5:00 PM) provided that a confirmation of receipt is retained by the sender; and, in each case, addressed by the sender: to the Company at its principal office as set forth in Section 1.7 hereof; to the Members at their respective addresses or facsimile numbers as set forth on Schedule A attached hereto; or at such other addresses or facsimile numbers as the parties may designate in writing to each other.

     12.7. DESCRIPTIVE HEADINGS. The titles and captions preceding the text of the articles and sections of this Agreement are inserted solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

     12.8. SEVERABILITY. If any paragraph, or other provision of this Agreement, or the application thereof, is held to be invalid, illegal, or unenforceable in any respect or for any reason, the remainder of this Agreement, and the application of the paragraph, or other provision to a person or circumstance with respect to which it is valid, legal, and enforceable, shall not be affected thereby.

     12.9. WAIVER. The failure of any party to this Agreement at any time or times to require performance of any provisions of this Agreement shall in no manner affect such party's right to enforce the same; and no waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such condition or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

     12.10. ATTORNEYS' FEES. If any suit or action shall be instituted to enforce or to interpret this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs, fees, and reasonable attorneys' and paralegals' fees, expended as part of such suit, action, or appeal thereof.

     12.11. CERTAIN WORDS. Throughout this Agreement, except where the context requires otherwise, the masculine gender shall be deemed to include the feminine and neuter and the singular number shall be deemed to include the plural, and vice-versa. The phrase "pro rata" shall mean in the proportion that the item being measured for each Member bears to the total amount of that item for all the Members to whom the measurement is applicable. The phrase "a majority in interest of the Members" shall mean Members holding a majority of the outstanding capital units as set forth on Schedule A.

     12.12. EVIDENCE OF INTEREST. The interest of each Member may be evidenced by a certificate of capital units issued to and registered in the name of the Member.

     12.13. COMPUTATION OF TIME. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or any public or legal holiday, whether federal or of the State of Louisiana, the party having such privilege or duty shall have until 5:00 p.m. on the next succeeding regular business day to exercise such privilege or to discharge such duty.

     12.14. MUTUAL CONTRIBUTION. This Agreement has been drafted on the basis of the parties' mutual contributions of language and shall not be construed against either party as the drafter of this Agreement.

     IN WITNESS WHEREOF, the Members have signed this OPERATING AGREEMENT as of the date first set forth above.

WITNESSES:                                  MEMBERS:

/s/ Theresa K. Minden                       /s/ Edward L. Krielow
----------------------------------          ------------------------------------
Theresa K. Minden                           EDWARD L. KRIELOW

/s/ Cheryl T. Dennis
----------------------------------
Cheryl T. Dennis


/s/ Theresa K. Minden                       /s/ Carl J. Krielow
----------------------------------          ------------------------------------
Theresa K. Minden                           CARL J. KRIELOW

/s/ Cheryl T. Dennis
----------------------------------
Cheryl T. Dennis


/s/ Theresa K. Minden                       /s/ William J. Krielow
----------------------------------          ------------------------------------
Theresa K. Minden                           WILLIAM J. KRIELOW

/s/ Cheryl T. Dennis
----------------------------------
Cheryl T. Dennis

                                   SCHEDULE A
                                       TO
                               OPERATING AGREEMENT
                                       OF
                           CENTRAL LOUSIANA WASTE LLC

                      A LOUISIANA LIMITED LIABILITY COMPANY


------------------- ------------------- ------------------------------------------ -------------------- ----------------
   CERTIFICATE             DATE           NAME, ADDRESS AND FAX NO. OF MEMBER:           CAPITAL            CAPITAL
     NUMBER:             ISSUED:                                                      CONTRIBUTION:          UNITS
        *                                                                                                   ISSUED:
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        12          May 15, 1995                   Edward L. Krielow                    $200.00                  33,378
                                                    1103 Granger St.
                                                  Jennings, LA 70546
                                                     318-824-8852
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        13          May 15, 1995                     Carl J. Krielow                    $200.00                  33,378
                                                    7393 Hwy 90 East
                                                    Roanoke, LA 70581
                                                      318-753-2604
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        14          May 15, 1995                   William J. Krielow                   $200.00                  33,378
                                                    7347 Hwy 90 East
                                                    Roanoke, LA 70581
                                                      318-753-2604
------------------- ------------------- ------------------------------------------ -------------------- ----------------



* The certificate book was not ordered until the completion of the second offering to new members on 8-1-96, and therefore, the sequence of certificate numbers are out of order.

                                    ADDENDUM
                                       TO
                                   SCHEDULE A
                                       TO
                               OPERATING AGREEMENT
                                       OF
                           CENTRAL LOUISIANA WASTE LLC

                      A LOUISIANA LIMITED LIABILITY COMPANY


------------------- ------------------- ------------------------------------------ -------------------- ----------------
   CERTIFICATE             DATE           NAME, ADDRESS AND FAX NO. OF MEMBER:           CAPITAL            CAPITAL
     NUMBER:              ISSUED:                                                     CONTRIBUTION:          UNITS
                                                                                                             ISSUED:
------------------- ------------------- ------------------------------------------ -------------------- ----------------
1                   August 1, 1996             Watson & Miller Evangeline              $150,000.00               27,027
                                                    Property, Inc.
                                                 102 South Cutting Ave.
                                                  Jennings, LA 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
2                   August 1, 1996                  Logan L. Nichols                   $100,000.00               18,018
                                                   402 W. Nezpique St.
                                                   Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
3                   August 1, 1996                  Warner J. Angelle                   $50,000.00                9,009
                                                      1106 Cary Ave.
                                                   Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
4                   August 1, 1996           P & S Well Service No. 2, Inc.             $50,000.00                9,009
                                                     P.O. Box 73183
                                                  Metairie, LA. 70033
------------------- ------------------- ------------------------------------------ -------------------- ----------------
5                   August 1, 1996                 William J. Johnson                    $7,020.75                1,265
                                                     705 Second St.
                                                   Basile, LA. 70515
------------------- ------------------- ------------------------------------------ -------------------- ----------------
6                   August 1, 1996                  Gregory P. Manuel                    $6,000.00                1,081
                                                    1404 Coulee Road
                                                    Eunice, LA. 70535
------------------- ------------------- ------------------------------------------ -------------------- ----------------
7                   August 1, 1996                  Charles D. Trahan                   $14,985.00                2,700
                                                   721 E. Academy Ave.
                                                   Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
8                   August 1, 1996                  G. Vincent Bailey                   $30,000.00                5,405
                                                     1914 Johnson St.
                                                   Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
9                   August 1, 1996                   Kenneth Daniel                     $27,750.00                5,000
                                                   12402 Daniel Lane
                                                    Welsh, LA. 70591
------------------- ------------------- ------------------------------------------ -------------------- ----------------
10                  August 1, 1996                Parker Interest, LLC                  $89,993.25               16,215
                                            8414 Bluebonnet Blvd., Suite 100
                                                 Baton Rouge, LA. 70810
------------------- ------------------- ------------------------------------------ -------------------- ----------------

------------------- ------------------- ------------------------------------------ -------------------- ----------------
11                  August 1, 1996                   Jackie D. Bryan                   $30,000.00                 5,405
                                                      P.O. Box 449
                                                   Ruston, LA. 71270
------------------- ------------------- ------------------------------------------ -------------------- ----------------

         As provided in Article 9.3 of the Operating Agreement dated February 1, 1996 we the undersigned constituting all of the managers of the Company hereby agree to the admission of all of the aforementioned individuals and entities as additional members of the Company.

                                            /s/ Edward L. Krielow
                                            -----------------------------------
         August 1, 1996                     Edward L. Krielow

                                            /s/ Carl J. Krielow
                                            -----------------------------------
                                            Carl J. Krielow

                                            /s/ William J. Krielow
                                            -----------------------------------
                                            William J. Krielow

                                    ADDENDUM
                                       TO
                                   SCHEDULE A
                                       TO
                               OPERATING AGREEMENT
                                       OF
                           CENTRAL LOUISIANA WASTE LLC

                      A LOUISIANA LIMITED LIABILITY COMPANY


------------------- ------------------- ------------------------------------------ -------------------- ----------------
   CERTIFICATE             DATE           NAME, ADDRESS AND FAX NO. OF MEMBER:           CAPITAL            CAPITAL
     NUMBER:             ISSUED:                                                          UNITS              UNITS
                                                                                      SURRENDERED:          ISSUED:
------------------- ------------------- ------------------------------------------ -------------------- ----------------
       12              May 15, 1995                 Edward L. Krielow                    33,378
                                                    1103 Granger St.
                                                   Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
       13              May 15, 1995                  Carl J. Krielow                     33,378
                                                     7393 Hwy 90 East
                                                    Roanoke, LA. 70581
------------------- ------------------- ------------------------------------------ -------------------- ----------------
       14              May 15, 1995                William J. Krielow                    33,378
                                                    7347 Hwy 90 East
                                                   Roanoke, LA. 70581
------------------- ------------------- ------------------------------------------ -------------------- ----------------
       17              March 15, 1999                Edward L. Krielow                                            31,212
                                                    1103 Granger St.
                                                   Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
       16              March 15, 1999                 Carl J. Krielow                                             29,711
                                                    7393 Hwy 90 East
                                                    Roanoke, LA. 70581
------------------- ------------------- ------------------------------------------ -------------------- ----------------
       15              March 15, 1999               William J. Krielow                                            31,211
                                                     7347 Hwy 90 East
                                                    Roanoke, LA. 70581
------------------- ------------------- ------------------------------------------ -------------------- ----------------
       18              March 15, 1999                   Phil Kobetz                                                1,500
                                                  120 Representative Row
                                                    Lafayette, LA. 70508
------------------- ------------------- ------------------------------------------ -------------------- ----------------
       19              March 15, 1999                  Duralde Corp.                                               6,500
                                                     714 West Sale Rd.
                                                  Lake Charles, LA. 70605
------------------- ------------------- ------------------------------------------ -------------------- ----------------

         As provided in Article 9.1 of the Operating Agreement dated February 1, 1996, we the undersigned constituting all of the managers of the Company hereby agree to the transfer of Capital Units from existing members to new members; and as provided in Article 9.3, we hereby agree to the admission of the aforementioned individual and entity as additional members of the Company.

                                            /s/ Edward L. Krielow
                                            -----------------------------------
         March 15, 1996                     Edward L. Krielow

                                            /s/ Carl J. Krielow
                                            -----------------------------------
                                            Carl J. Krielow

                                            /s/ William J. Krielow
                                            -----------------------------------
                                            William J. Krielow

                                    ADDENDUM
                                       TO
                                   SCHEDULE A
                                       TO
                               OPERATING AGREEMENT
                                       OF
                           CENTRAL LOUISIANA WASTE LLC

                      A LOUISIANA LIMITED LIABILITY COMPANY


------------------- ------------------- ------------------------------------------ -------------------- ----------------
   CERTIFICATE             DATE           NAME, ADDRESS AND FAX NO. OF MEMBER:           CAPITAL            CAPITAL
     NUMBER:             ISSUED:                                                          UNITS              UNITS
                                                                                      SURRENDERED:          ISSUED:
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        15             March 15, 1999               William J. Krielow                    31,211
                                                     7347 Hwy 90 East
                                                    Roanoke, LA. 70581
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        17             March 15, 1999                Edward L. Krielow                    31,212
                                                      1103 Granger St.
                                                     Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        20             April 1, 1999                 William J. Krielow                                          28,211
                                                      7347 Hwy 90 East
                                                     Roanoke, LA. 70581
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        21             April 1, 1999                  Erin E. Krielow                                             1,500
                                                      7347 Hwy 90 East
                                                     Roanoke, LA. 70581
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        22             April 1, 1999                 Mitchell W. Krielow                                          1,500
                                                      7347 Hwy 90 East
                                                     Roanoke, LA. 70581
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        23             April 1, 1999                 Edward L. Krielow                                           28,612
                                                      1103 Granger St.
                                                     Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        24             April 1, 1999                 Elliot L. Krielow                                            1,000
                                                     1103 Granger St.
                                                    Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        25             April 1, 1999                 E. Anthony Krielow                                           1,000
                                                      1103 Granger St.
                                                    Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        26             April 1, 1999                  Corda C. Leger                                                250
                                                    9517 Courville Rd.
                                                     Welsh, LA. 70591
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        27             April 1, 1999                 Theresa K. Minden                                              250
                                                     1407 Magnolia Dr.
                                                    Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------


------------------- ------------------- ------------------------------------------ -------------------- ----------------
        28             April 1, 1999                 Chadwick Crochet                                                100
                                                   818 Granger St., Apt. 14
                                                    Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------

         As provided in Article 9.1 of the Operating Agreement dated February 1, 1996, we the undersigned constituting all of the managers of the Company hereby agree to the transfer of Capital Units from existing members to new members; and as provided in Article 9.3, we hereby agree to the admission of the aforementioned individuals as additional members of the Company.

                                            /s/ Edward L. Krielow
                                            -----------------------------------
         April 1, 1999                      Edward L. Krielow

                                            /s/ Carl J. Krielow
                                            -----------------------------------
                                            Carl J. Krielow

                                            /s/ William J. Krielow
                                            -----------------------------------
                                            William J. Krielow

                                    ADDENDUM
                                       TO
                                   SCHEDULE A
                                       TO
                               OPERATING AGREEMENT
                                       OF
                           CENTRAL LOUISIANA WASTE LLC

                      A LOUISIANA LIMITED LIABILITY COMPANY


------------------- ------------------- ------------------------------------------ -------------------- ----------------
   CERTIFICATE             DATE           NAME, ADDRESS AND FAX NO. OF MEMBER:           CAPITAL            CAPITAL
     NUMBER:             ISSUED:                                                          UNITS              UNITS
                                                                                      SURRENDERED:          ISSUED:
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        1              August 1, 1996           Watson & Miller Evangeline                27,027
                                                    Property, Inc.
                                                 102 South Cutting Ave.
                                                   Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        29             January 5, 2000               Richard D. Miller                                           13,513
                                                   1114 N. Cutting Ave.
                                                   Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        30             January 5, 2000                Hilton B. Watson                                           13,513
                                                   102 South Cutting Ave.
                                                     Jennings, LA 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------
        31             January 5, 2000           Watson & Miller Evangeline                                           1
                                                      Property, Inc.
                                                  102 South Cutting Ave.
                                                   Jennings, LA. 70546
------------------- ------------------- ------------------------------------------ -------------------- ----------------

         As provided in Article 9.1 of the Operating Agreement dated February 1, 1996, we the undersigned constituting all of the managers of the Company hereby agree to the transfer of Capital Units from an existing member to new members; and as provided in Article 9.3, we hereby agree to the admission of the aforementioned individuals as additional members of the Company.

                                            /s/ Edward L. Krielow
                                            -----------------------------------
         January 5, 2000                    Edward L. Krielow

                                            /s/ Carl J. Krielow
                                            -----------------------------------
                                            Carl J. Krielow

                                            /s/ William J. Krielow
                                            -----------------------------------
                                            William J. Krielow